EXHIBIT INDEX


(q)(1) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated January 8, 2003.

(q)(5) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated January 8, 2003.